Exhibit 21.1

AMTECH SYSTEMS, INC. AND ITS SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction in which incorporated
Bruce Technologies, Inc	State of Massachusetts

Bruce Technologies Europe GmbH	Federal Republic of Germany

BTU Europe Ltd.	State of Delaware

BTU International, Inc.	State of Delaware

BTU Ltd. (Shanghai)	State of Delaware

BTU Overseas, Ltd.	State of Delaware

BTU Overseas (Shanghai) Co., Ltd	State of Delaware

P.R. Hoffman Machine Products, Inc	State of Arizona

R2D Automation SAS	France

Amtech Tempress New Energy Technologies Limited	China

Kunshan Amtech Tempress Machinery Equipment Co., Ltd.	China

Tempress Asia Holding BV	The Netherlands

Tempress Engineering BV	The Netherlands

Tempress Group Holding BV	The Netherlands

Tempress Holdings BV	The Netherlands

Tempress Hong Kong Limited	Hong Kong

Tempress IP BV	The Netherlands

Tempress Manufacturing BV	The Netherlands

Tempress Onroerend Goed BV	The Netherlands

Tempress PV-Park BV	The Netherlands

Tempress Systems, Inc.	State of Texas

Tempress Systems BV	The Netherlands